UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 20, 2006

FOREFRONT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-29707	65-0910697
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

835 Bill Jones Industrial Drive Springfield, Tennessee	37172
(Address of principal executive offices)	(Zip Code)

(615) 384-1286

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

On December 20, 2006, we executed and consummated an Asset Purchase Agreement (the “Purchase Agreement”) with Devant Ltd. and its shareholders (“Devant”). Under the Purchase Agreement, which is effective as of December 3, 2006, Forefront Devant, Inc., a wholly owned subsidiary of Forefront Group, Inc. (“Forefront Devant”), acquired substantially all of the assets and assumed certain liabilities of Devant for an aggregate purchase price of $4,643,000, including the payment at closing of $843,000, representing the balance of Devant’s line of credit as of December 3, 2006, $2,150,000 in cash and a total of $1,650,000 in promissory notes described in greater detail below. We also issued to Devant 250,000 shares of our common stock which shall be used to satisfy a portion of the promissory notes as described below.

Devant, based in Monroe, North Carolina, manufactures and markets high quality custom towels and is currently the leading producer in the golf and sporting goods towel markets. Devant specializes in image dyed, embroidered, and custom jacquard woven sport towels. In 2005, Devant had over $8.3 million in sales, including sales of Sir Christopher Hatton products which was purchased by Devant in January 2006.

A portion of the purchase price under the Purchase Agreement is evidenced by three unsecured promissory notes delivered to Devant. The first is a short-term note in the principal amount of $250,000 and is payable in five quarterly installments of $50,000 each, commencing on March 31, 2007. An additional short-term note, in the principal amount of $150,000, is payable in three monthly installments of $50,000 each, commencing on May 1, 2007. The third promissory note, in the original principal amount of $1,250,000, is payable in one lump sum on April 15, 2009. Each of the promissory notes may be prepaid at any time without penalty and none of the notes bear interest. Forefront Devant’s obligations under each of the promissory notes are subordinated to our obligations to FCC, LLC, our senior lender. In addition, we and our subsidiary Forefront Group, Inc. have guaranteed the payment obligations of Forefront Devant under each of the promissory notes.

In addition to the above, the third note may be satisfied with the 250,000 shares of issued common stock if, as of April 15, 2009, such shares may be sold on any national exchange or other established market, and the per share market price of such shares is equal to or greater than $5.00. In such case, the third note shall be deemed paid and satisfied in full on such date. In the event that the per share market price of the shares is less than $5.00 on such date, then the principal balance of the note, less the fair value of such shares, shall be satisfied in cash.

In connection with this transaction, we also entered into an employment agreement with James M. Sheppard, Jr. Pursuant to his employment agreement, Mr. Sheppard will serve as Senior Vice President of Forefront Devant, Inc. The employment agreement provides for an annual base salary of $150,000 and has an initial term of 13 months and includes a severance payment of $150,000, payable over a period of 12 months, commencing on the date of termination.

In connection with the transactions contemplated by the Purchase Agreement, Forefront Devant entered into a four-year lease with Jimini, Devant’s current landlord and owner of the property, relating to the 50,000 square foot facility located in Monroe, North Carolina formerly used by Devant in its operations. The lease provides for initial monthly rent payments in the amount of $16,750, subject to annual increases based on adjustments in the consumer price index.

The summary of the Purchase Agreement above is qualified by reference to the complete text of this agreement, which is filed as an Exhibit to this Current Report.

ITEM 3.02 Unregistered Sales of Equity Securities.

On December 20, 2006, we entered into a First Amendment to Preferred Stock Purchase Agreement (the “Amendment”) with Stanford International Bank Ltd. (“Stanford”), our principal stockholder. The Amendment relates to a Preferred Stock Purchase Agreement entered into on November 30, 2005 and provides for purchases of up to an aggregate of 2,000,000 shares of our Series C Preferred Stock and issuance of 5-year warrants to purchase up to 1,200,000 shares of our common stock at an exercise price of $0.001 per share (the “Warrants”) in various installments, in order to provide us with funds for acquisitions and working capital, subject to Stanford’s approval of each transaction in its sole discretion. Each share of Series C Preferred Stock is convertible into one share of our Common Stock and is entitled to one vote per share. Under the Amendment, Stanford has the right to buy all of the Series C Preferred Stock and accompanying Warrants covered by the Amendment at a price of $4.00 per share of Series C Preferred Stock.

The exercise price of the Warrants is $0.001 per share, and the Warrants expire five years from the date of issuance. Pursuant to the terms of the Amendment, Stanford has assigned half of all Warrants issuable under the Amendment to five employees of an affiliate.

We are obligated to register the shares of common stock issuable upon conversion of the Series C Preferred Stock or exercise of the Warrants on or prior to June 30, 2007.

The summary of the Amendment set forth in this Current Report is qualified by reference to the complete text of the Amendment, which is filed in its entirety as an Exhibit to this Current Report.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2006, we filed Articles of Amendment to our Articles of Incorporation filing the Certificate of Designation for our Series C Preferred Stock. This amendment was adopted by our Board of Directors pursuant to Florida law and did not require shareholder action.

ITEM 8.01 Other Events

On December 20, 2006, Forefront Group, Inc., Miller Golf Company, Forefront Burton, Inc. and Forefront Devant, Inc. (collectively, the “Borrowers”) entered into a Joinder Agreement and Ninth Amendment to Loan and Security Agreement (the “Joinder Agreement”) with our asset-based lender, FCC, LLC d/b/a First Capital (the “Lender”). Under the Joinder Agreement, Forefront Devant has been added as a borrower under the original Loan and Security Agreement entered into with the Lender on October 15, 2004 (as amended, the “Loan Agreement”). In addition, the Lender has agreed to include the accounts receivable, inventory and other assets of Forefront Devant in the borrowing base described in the Loan Agreement to the extent that such assets satisfy the eligibility standards set forth in the Loan Agreement. Our obligations to the Lender are secured by a first priority security interest in certain eligible accounts receivable, inventory and other assets of Forefront Group, Forefront Burton, Forefront Devant and Miller Golf. In addition, we have guaranteed the obligations of the Borrowers. Except as described above, the Joinder Agreement did not change the availability limit or any other material terms under the Loan Agreement.

ITEM 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The required financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is due.

(b) Pro Forma Financial Information

The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is due.

(c) Exhibits

The following exhibits are being filed herewith:

10.1	Asset Purchase Agreement, dated December 20, 2006, among Forefront Devant, Inc., Forefront Group, Inc., Forefront Holdings, Inc., Devant Ltd. and the shareholders of Devant Ltd.

10.2	Joinder Agreement and Ninth Loan and Security Agreement, dated December 20, 2006, by and among FCC, LLC, d/b/a First Capital, Forefront Group, Inc., Miller Golf Company, Forefront Burton, Inc. and Forefront Devant, Inc.

10.3	First Amendment to Preferred Stock Purchase Agreement, dated December 20, 2006, by and between Forefront Holdings, Inc. and Stanford International Bank Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forefront Holdings, Inc.

Dated: December 27, 2006	By:	/s/ Michael S. Hedge
Michael S. Hedge
Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit Description
10.1	Asset Purchase Agreement, dated December 20, 2006, among Forefront Devant, Inc., Forefront Group, Inc., Forefront Holdings, Inc., Devant Ltd. and the shareholders of Devant Ltd.

10.2	Joinder Agreement and Ninth Loan and Security Agreement, dated December 20, 2006, by and among FCC, LLC, d/b/a First Capital, Forefront Group, Inc., Miller Golf Company, Forefront Burton, Inc. and Forefront Devant, Inc.

10.3	First Amendment to Preferred Stock Purchase Agreement, dated December 20, 2006, by and between Forefront Holdings, Inc. and Stanford International Bank Ltd.